UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2018

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163
1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150
1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

Section 8 - Other Events

Item 8.01 Other Events

On March 20, 2018, the Kentucky Public Service Commission ("KPSC") issued an order in the proceeding related to Louisville Gas and Electric Company's ("LG&E") and Kentucky Utilities Company's ("KU", and collectively with LG&E, the "Companies") January 29, 2018 proposed settlement agreement (the "Settlement") to reduce gas and electricity rates to reflect changes in federal income tax rates under the Tax Cuts and Jobs Act. The KPSC order approves, but makes certain modifications to, the Companies' previously submitted unanimous Settlement in the matter.

The KPSC estimates that, pursuant to its modifications, LG&E and KU electricity revenues and LG&E gas revenues would incorporate reductions of approximately $79 million, $108 million and $17 million, respectively, in estimated tax-reform related savings to Kentucky customers for the period January 2018 through April 2019. These amounts represent aggregate increased reductions from the amounts proposed in the Settlement of approximately $10 million for LG&E electricity customers and $17 million for KU electricity customers. Because the amounts to be credited to customer bills to implement the reductions are based upon energy usage, ultimate aggregate reduction amounts may vary. The KPSC order provides for the rate changes to begin April 1, 2018.

The order and the original Settlement both provide for updated, comparable tax-reform related credits to continue after May 2019, in the event the base rates of the Companies have not been otherwise reset via base rate proceedings. The Companies have indicated their expectation to submit such applications to change base rates during 2018.

On March 26, 2018, the Companies filed a petition for reconsideration and request for hearing with the KPSC, taking exception with the KPSC's modifications and the process, and also requested certain relief from implementing the amounts represented by the additional reductions until the matter is fully resolved. The Companies cannot predict the ultimate outcome of this matter.

Statements in this report regarding future events and their timing, including the Companies' proposed rate changes, future rates, rate mechanisms or returns on equity, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; and the progress of actual construction, purchase or installation of assets or operations subject to tracker mechanisms. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation's, LG&E and KU Energy LLC’s and the Companies’ Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller
LG&E AND KU ENERGY LLC

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

KENTUCKY UTILITIES COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

Dated:  March 26, 2018